Exhibit 10.1

[*Some information has been omitted from Exhibit B to this agreement in connection with a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission as part of the request for confidential treatment.  The omitted information is indicated by a blank and marked with an asterisk.]

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into this 7th day of March, 2013, by and among Prospect Global Resources Inc., a Nevada corporation (the “Company”), the parties identified as “Purchasers” in the signature pages hereto (the “Purchasers”) (the Purchasers together with the Company, the “Parties”), and, solely for the purposes of Sections 4(a)(ii) and 4(b) hereof, the Management Companies (as defined below).

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Securities Purchase Agreement, dated as of November 29, 2012, and that certain Amended and Restated Securities Purchase Agreement, dated as of December 21, 2012 (as so amended and restated, the “Purchase Agreement”) (capitalized terms used in this Agreement and not defined shall have the respective meanings set forth in the Purchase Agreement);

WHEREAS, following discussions with various shareholders of the Company in which such shareholders expressed concern about the Company’s ability to obtain shareholder approval of the transactions contemplated by the Purchase Agreement, the Purchasers and the Company have determined, among other things, that it is in their respective best interests to terminate the Purchase Agreement and release each other from duties, rights, claims, obligations and liabilities arising from, in connection with, or relating to, the Purchase Agreement, in each case on the terms and subject to the conditions and limitations set forth herein; and

WHEREAS, the Purchasers are subject to certain management agreements with Apollo Management VII, L.P. and Apollo Commodities Management, L.P. with respect to Series I thereof (together, the “Management Companies”), which agreements provide for, among other things, the Management Companies to receive certain payments in connection with actual and potential investments by the Purchasers.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Purchasers and the Company agree as follows:

1.                                      Termination of Purchase Agreement.  Effective as of the execution of this Agreement, without further action of any Party, the Parties hereby abandon the Purchase Agreement and all transactions contemplated by the Purchase Agreement and mutually terminate the Purchase Agreement pursuant to Section 10.01(a) thereof, as a result of which no provision of the Purchase Agreement shall survive or have any force or effect (including, without limitation, those provisions of the Purchase Agreement which by their terms would otherwise survive termination of the Purchase Agreement) and the Purchase Agreement shall be deemed null and void.  Notwithstanding anything to the contrary contained in the Purchase Agreement, no Purchaser Releasees (as defined herein) or Company Releasees (as defined herein) shall have any liability or obligation under the Purchase Agreement, including as a result of any action or failure to act in connection with the Purchase Agreement or otherwise.

2.                                      Termination of the Ancillary Agreements.  Effective as of the execution of this Agreement, without further action of any Party, each of the Company (on behalf of itself, PGRI Delaware and

Buffalo) and the Purchasers hereby agree and acknowledge that, as a result of the termination of the Purchase Agreement prior to the Closing pursuant to Section 1 of this Agreement, each of the other Transaction Documents (as defined herein) shall be deemed to be terminated, as a result of which no provision in any Transaction Document shall survive or have any force or effect (including, without limitation, those provisions of any Transaction Document which by their terms would otherwise survive termination of such agreements) and each Transaction Document shall be deemed null and void.  Notwithstanding anything to the contrary contained in any Transaction Document, no Purchaser Releasees (as defined herein) or Company Releasees (as defined herein) shall have any liability or obligation under any Transaction Document, including as a result of any action or failure to act in connection with any Transaction Document.

3.                                      Publicity.  The Company shall file a Form 8-K with the Securities and Exchange Commission (the “SEC”), and the Company shall issue a press release, in each case, in the form, and containing the contents, of Exhibit A to this Agreement, no later than the first Business Day immediately following the execution and delivery of this Agreement.

4.                                      Fees and Expenses.

(a)                                 Simultaneously with the execution of this Agreement, in consideration for the agreement by the Purchasers to terminate the Purchase Agreement, the Company shall pay, by wire transfer of same day funds, (i) an amount in cash equal to $2,157,433.59, allocated and delivered to the persons and accounts specified under the heading “Purchaser Expenses” on Exhibit B hereto and (ii) an amount in cash equal to $750,000, allocated and delivered to the persons and accounts specified under the heading “Cash Portion of Break-up and Release Payment” on Exhibit B hereto.  In consideration for the foregoing payments, the Purchasers hereby waive their right to be reimbursed by the Company for the Purchaser Expenses incurred from the execution of the Original Agreement through the execution of this Agreement.

(b)                                 Simultaneously with the execution of this Agreement, in consideration for the agreement by the Purchasers to terminate the Purchase Agreement, the Company shall issue promissory note(s), in the form of Exhibit C to this Agreement, for an aggregate principal amount of $6,750,000, allocated and delivered to the person(s) specified under the heading “Note Portion of Break-up and Release Payment” on Exhibit B hereto.

(c)                                  All other costs and expenses incurred in connection with this Agreement, the Purchase Agreement and the transactions and other agreements contemplated hereby and thereby shall be paid by the Party incurring such cost or expense without reimbursement by any other Party.

5.                                      Mutual Release.

(a)                                 As of the date hereof, the Company, on behalf of itself and each of its successors, Subsidiaries, controlled Affiliates, divisions and assignees (the “Company Releasors”) does, to the fullest extent permitted by law, hereby fully release, forever discharge and covenant not to sue any of the Purchasers, any of their respective successors, Subsidiaries, Affiliates, equity or debt financing sources, divisions, or assignees, and any of its or their respective past, present, or future officers, directors, employees, incorporators, members managers, partners, shareholders, parents, representatives, agents, financial advisors, auditors, attorneys, heirs, administrators, devisees or legatees (collectively the “Purchasers Releasees”), of, from, and with respect to, any and all manner of claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, expenses and fees (including attorney’s, financial advisor’s, lender’s or other fees) whatsoever, whether arising in law or equity, whether based on any federal, state or foreign law or right of action, mature or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued, which the Company Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Purchasers Releasees or any of them, in connection with, arising out of or which are in any way related to any action or inaction taken at or prior to the execution of this Agreement by any Purchaser Releasees in connection with the Purchase Agreement and any other agreement entered into by the Parties (or any of them) in connection therewith, including but not limited to, the Original Agreement, the Investors Rights Agreement and the Royalty Agreement (each, a “Transaction Document” and collectively, the “Transaction Documents”), the exclusivity agreements, term sheets and confidentiality agreements entered into by the Company and Apollo Management VII, L.P. prior to the date hereof (including, without limitation, the exclusivity agreements dated

September 6, 2012 and October 25, 2012 and the confidentiality  agreement dated March 5, 2012 (collectively, the “Apollo Agreements”)), or the Transactions, or any duties, actions, omissions, commitments, agreements, transactions, statements, or representations made to the Company Releasors in connection with Transaction Documents, the Apollo Agreements or the Transactions, which include any actions taken at or prior to the execution of this Agreement in connection with the proposed amendments to the Purchase Agreement; provided, however, that nothing herein shall be deemed to constitute a release, discharge or covenant not to sue with respect to any claim, action, cause of action or suit arising on or after the date of this Agreement with respect to any breach of this Agreement or the promissory notes being issued pursuant to Section 4(b) hereof.

(b)                                 As of the date hereof, each Purchaser, on behalf of itself and each of its successors, Subsidiaries, controlled Affiliates, divisions and assignees (the “Purchasers Releasors”), does, to the fullest extent permitted by law, hereby fully release, forever discharge and covenant not to sue the Company, any of its successors, Subsidiaries, Affiliates, equity or debt financing sources, divisions, or assignees, and any of its or their respective past, present, or future officers, directors, employees, incorporators, members managers, partners, shareholders, parents, representatives, agents, financial advisors, auditors, attorneys, heirs, administrators, devisees or legatees (collectively, the “Company Releasees”), of, from, and with respect to, any and all manner of claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, expenses and fees (including attorney’s, financial advisor’s, lender’s, or other fees) whatsoever, whether arising in law or equity, whether based on any federal, state or foreign law or right of action, mature or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued, which the Purchasers Releasors ever had or now have or can have or shall or may hereafter have against the Company Releasees or any of them, in connection with, arising out of or which are in any way related to any action or inaction taken at or prior to the execution of this Agreement by any Company Releasees in connection with the Transaction Documents, the Apollo Agreements or the Transactions, or any duties, actions, omissions, commitments, agreements, transactions, statements, or representations made to the Purchasers Releasors in connection with the transactions contemplated by the Transaction Documents, the Apollo Agreements or the Transactions, which include any actions taken at or prior to the execution of this Agreement in connection with the proposed amendments to the Purchase Agreement; provided, however, that nothing herein shall be deemed to constitute a release, discharge or covenant not to sue with respect to any claim, action, cause of action or suit arising on or after the date of this Agreement with respect to any breach of this Agreement or the promissory notes being issued pursuant to Section 4(b) hereof.

6.                                      Representations and Warranties.

(a)                                 Representations and Warranties of Purchasers.  Each Purchaser represents and warrants to the Company that:  (i) such Purchaser has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby; (ii) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser; (iii) this Agreement has been duly and validly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchasers in accordance with its terms, subject to the Enforceability Exceptions; and (iv) the Management Companies are entitled to receive any cash and promissory notes paid or issued to them as a Break-up and Release Payment pursuant to Section 4(a)(ii) and Section 4(b) hereof.

(b)                                 Representations and Warranties of the Company.  The Company represents and warrants to each Purchaser that:  (i) the Company has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby; (ii) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary action on the part of the Company; and (iii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

7.                                      Entire Agreement; Third Parties.  This Agreement constitute the entire agreement between the Company and Purchasers with respect to the subject matter hereof and supersede all other agreements and understandings, both written and oral, between the Company and Purchasers with respect to the subject matter hereof.  Except for the provisions of Sections 5 and 12 hereof, this Agreement is not intended to (and does not)

confer on any person other than the Company and Purchasers any rights or remedies or impose on any person other than the Company and Purchasers any obligations.

8.                                      Cooperation.  The Company and Purchasers shall cooperate with each other and promptly prepare and file all necessary documentation to withdraw any and all applications, notices, petitions and filings (if any) made with, and shall use their reasonable best efforts to terminate the proceedings (if any) before, any Governmental Authority in connection with the Purchase Agreement.

9.                                      Non-Disparagement.  Each of Purchasers and the Company shall not, and shall cause their respective controlled Affiliates not to, and shall instruct and use their reasonable best efforts to cause their respective directors, officers, employees, advisors and representatives not to, make (or authorize the making of) any statement publicly for a period of two (2) years from the date hereof about this Agreement, any of the Transaction Documents, the Apollo Agreements or the Transactions or about the Purchasers or the Company or its or their respective Affiliates that denigrates or disparages the Company or the Company Releasees (in the case of Purchasers) or Purchasers or the Purchasers Releasees (in the case of the Company), including without limitation, any statement that is critical of the Company or the Purchasers or their respective Affiliates, as applicable, or (in the case of the Purchasers only) that expresses a view regarding the financial position of the Company or its future prospects (a “Prohibited Statement”), provided, however, that for the avoidance of doubt the foregoing shall not be deemed to prevent or impair any person covered thereby from testifying in any legal or administrative proceeding, responding to inquiries or requests for information by any regulator or auditor, or taking any other action that is, in the opinion of legal counsel for a Party, required by law, or to prevent the Parties from making statements in any pleadings, court papers or in open court in any action brought by one of the Parties in connection with a breach of this Agreement or the promissory notes or in any action brought by any other person relating to this Agreement, the Purchase Agreement, the Original Agreement, the Investors Rights Agreement, the Royalty Agreement, the Apollo Agreements or the Transactions.  As used in this Section 9, a statement is made “publicly” if it is made to a person who is not a officer, director, employee, advisor or representative of the Company or the Purchasers or its or their respective Affiliates, except that statements made to members of the immediate family (as defined in the Corporate Governance rules of the New York Stock Exchange as in effect on the date of this Agreement) shall not be deemed to be made publicly.  If during the two (2) years after the date hereof a Party or one of its current or future directors, officers and employees makes a Prohibited Statement, then another Party may notify that Party of its objection to the statement, providing reasonable detail regarding such statement.  Promptly following receipt of such notice, the Party receiving the notice shall attempt to confirm the facts surrounding the alleged Prohibited Statement, and if in its good faith opinion the contents of the notice are accurate, then the Party receiving the notice shall promptly make an appropriate public retraction or correction. Each of the Parties agrees that the rights and remedies for noncompliance with this Section 9 shall include having such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the non-breaching Party and that money damages would not provide an adequate remedy to such Party.

10.                               Confidentiality.  Each of the Purchasers agrees that, for one year following the date hereof, it shall comply with the terms and conditions of that certain Confidentiality Agreement, dated March 5, 2012, between the Company and Apollo Management VII, L.P. as if it were the Recipient (as defined therein) (it being understood and agreed that the Purchasers shall comply with such terms and conditions during such one-year period notwithstanding that such Confidentiality Agreement terminates on March 5, 2013).

11.                               Consulting Reports. Subject to any required consent from any third parties, each Purchaser hereby assigns all of its right, title and interest in and to all reports, presentations or other work product related to the Company or its Subsidiaries prepared by McKinsey & Company, SRK Consulting or any other similar consulting or technical advisory firm (excluding, for the avoidance of doubt, any reports, presentations or other work product from legal advisors) (collectively, the “Consulting Reports”) to the Company, provided, that the Purchasers shall be entitled to retain copies of such Consulting Reports for legal and compliance purposes or to comply with any bona fide records retention policy. Each Party hereby agrees that it shall use commercially reasonable efforts to, whenever and as often as reasonably requested to do so by the other or the other’s successors and assigns (but in no event later than three months from the date hereof), and without further consideration, execute, acknowledge and deliver such further instruments of transfer, assignment, consents, conveyance, assumption and delivery, and take such other actions as reasonably may be necessary in order to effectuate the transfer of the Consulting Reports to the

Company; provided, however, that, for the avoidance of doubt, in no event shall the Purchasers or any of their Affiliates be required to make any payments or incur any liabilities or obligations in connection with such efforts to transfer or assign such Consulting Reports.  From and after the effectiveness of any such transfer or assignment, the Company agrees to comply with the terms of any engagement letter with any such consulting or advisory firm applicable to the ownership of such Consulting Reports.

12.                               Indemnification.  The Company hereby agrees to indemnify Purchasers and their Affiliates and their respective directors, trustees, officers, employees, partners, members, attorneys and agents (collectively, “Indemnified Party”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (collectively, “Losses”) incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) commenced or threatened by any person (including the Company or its shareholders but excluding any Indemnified Party and any Affiliate of or investor in an Indemnified Party (except to the extent such person who is not a Purchaser or an Affiliate of the Purchaser is a direct or indirect shareholder in the Company and acted in such capacity in connection with any such investigations, litigations or other proceedings)) relating to this Agreement, the Transaction Documents, the promissory notes or the transactions related hereto or thereto, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings; provided, however, in no event shall any such indemnification obligation apply to any breach by the Purchasers of the provisions of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company is not obligated to indemnify or defend Indemnified Party against any third-party claim if such third-party claim or corresponding Losses arise out of or result from, in whole or in part, Indemnified Party’s (i) gross negligence or more culpable act or omission (including recklessness or willful misconduct), or (ii) bad faith failure to comply with any of its obligations set forth in this Agreement, the Transaction Documents, the promissory notes or the transactions related hereto or thereto.

13.                               Litigation.

(a)                                 Each of the Parties submits to the jurisdiction of any federal court sitting in the Southern District of New York  (or, to the extent that subject matter or personal jurisdiction does not exist in any such federal court, then in any New York state court sitting in the Borough of Manhattan in New York, New York; together with such federal courts, the “New York Courts”) in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Party agrees not to assert, by way of motion, as a defense or otherwise, in any action or proceeding in which such a claim is asserted, that it is not subject personally to the jurisdiction of the New York Courts, that the claim is brought in an inconvenient forum, that the venue of the action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by the New York Courts.  Each Party further irrevocably submits to the jurisdiction of the New York Courts with respect to any such action or proceeding.

(b)                                 Service of process shall be effective against any Party if delivered personally, by facsimile (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to such Party as follows:

If to the Company, to:

Prospect Global Resources Inc.
1401 17th Street
Suite 1550
Denver, CO 80439
Attention: Chief Executive Officer

Telecopy:  303-990-8440

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 17th Street
Suite 2200
Denver, CO 80439
Attention: Jeff Knetsch

Telecopy:  303-223-1111

If to Purchasers, to:

c/o Apollo Global Management, LLC
9 West 57th Street
New York, NY 10019
Attention: Laurie Medley
Facsimile: (646) 607-0528

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY  10019
Attention:                                         Andrew J. Nussbaum

Ante Vucic

Facsimile:  (212) 403-2000

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

(d)                                 EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 13(c), (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 13(c) AND THIS SECTION 13(d).

14.                               Amendment, Modification and Waiver.  This Agreement may be amended, modified, and supplemented only by a written instrument signed by each of the Parties.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

15.                               Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

16.                               Representation by Counsel; Mutual Drafting.  The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the

Party drafting such agreement or document.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

17.                               Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed entirely within the State of New York, without regard to any applicable conflicts of law principles.

18.                               Counterparts.  This Agreement may be executed and delivered (including by electronic facsimile transmission) in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  The electronic facsimile transmission of any signed original counterpart of this Agreement shall be deemed to be the delivery of an original counterpart of this Agreement.

19.                               Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

20.                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, provided, however, that this Agreement is not assignable by any Party without the prior written consent of the other Parties.

IN WITNESS WHEREOF, Purchasers and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

PROSPECT GLOBAL RESOURCES INC.

By:	/s/ Damon Barber
	Name:	Damon Barber
	Title:	Chief Financial Officer

PURCHASERS:

AIF VII PG O&R HOLDINGS, L.P.

By:	Apollo Advisors VII (APO FC), L.P.,
its general partner

By:	Apollo Advisors VII (APO FC-GP), LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AIF VII PG HOLDINGS, L.P.

By:	Apollo Advisors VII, L.P.,
its general partner

By:	Apollo Capital Management VII, LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

ANRP PG HOLDINGS, L.P.

By:	Apollo ANRP Advisors, L.P.,
its general partner

By:	Apollo ANRP Capital Management, LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

ANRP PG O&R HOLDINGS, L.P.

By:	Apollo ANRP Advisors (APO FC), L.P.,
its general partner

By:	Apollo ANRP Advisors (APO FC-GP), LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AP PG GOLDEN SHARE, LLC

By:	Apollo Management VII, L.P.,
its manager

By:	AIF VII Management, LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

MANAGEMENT COMPANIES (solely for purposes of Sections 4(a)(ii) and 4(b) hereof):

APOLLO MANAGEMENT VII, L.P.

By:	AIF VII Management, LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO COMMODITIES MANAGEMENT, L.P. WITH RESPECT TO SERIES I

By:	Apollo Commodities Management GP,
LLC, its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

Exhibit A

Form 8-K / Press Release

Exhibit B

Wire Instructions / Specified Persons

Purchaser Expenses

Apollo Management VII, L.P.	$1,787,587.83

Apollo Commodities Management, L.P. with respect to Series I	$369,845.76

Wire Information: See attached

Cash Portion of Break-up and Release Payment

Apollo Management VII, L.P.	$621,428.57

Apollo Commodities Management, L.P. with respect to Series I	$128,571.43

Wire Information: See attached

Note Portion of Break-up and Release Payment

Apollo Management VII, L.P.	$5,592,857.14

Apollo Commodities Management, L.P. with respect to Series I	$1,157,142.86

Wire Instructions*

*This information has been omitted in connection with a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission as part of the request for confidential treatment.

Exhibit C

Form of Note